SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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[ X ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

DIGITAL ANGEL CORPORATION
 (Name of Registrant as Specified in its Charter)

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DIGITAL ANGEL CORPORATION
(formerly Medical Advisory Systems, Inc.)
490 Villaume Avenue
South St. Paul, MN 55075

     This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished on or about ______, 2002 by the board of directors of Digital Angel Corporation to our stockholders to provide information with respect to an action taken by written consent of the holders of a majority of the outstanding shares of our common stock that were entitled to vote on such action.

     On March 27, 2002, we completed a merger pursuant to which we acquired Digital Angel Corporation, which prior to the merger was a wholly-owned subsidiary of Applied Digital Solutions, Inc., one of our principal stockholders. As a result of the merger we changed our name from Medical Advisory Systems, Inc. to Digital Angel Corporation and Digital Angel Corporation, which is now our wholly-owned subsidiary, changed its name to Digital Angel Technology Corporation. Any reference in this information statement to Digital Angel Corporation with respect to events either prior or subsequent to the merger is to our company (formerly Medical Advisory Systems) and any reference in this information statement to Digital Angel Technology Corporation with respect to events either prior or subsequent to the merger is to our wholly-owned subsidiary (formerly Digital Angel Corporation) acquired as a result of the merger.

     As set forth in greater detail herein, the written consent approves an amendment to our certificate of incorporation requiring, under certain circumstances, a vote of 66.6% of the issued and outstanding shares of Digital Angel Corporation common stock before Digital Angel Corporation is permitted to, on behalf of itself or any subsidiary:

•	file or consent to a bankruptcy petition or any petition seeking or consenting to reorganization or relief under any bankruptcy or insolvency law;

•	consent to the filing of an involuntary petition in bankruptcy;

•	consent to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator with respect to Digital Angel Corporation or any substantial part of its property;

•	make any assignment for the benefit of creditors;

•	admit in writing its inability to pay its debts generally; or

•	approve the issuance of Digital Angel Corporation common stock, including options or warrants with respect thereto, for non-cash consideration or for less than fair market value.

     The certificate amendment will not take effect until at least 20 days after the mailing of this information statement. This information statement is furnished solely for the purpose of informing our stockholders of this corporate action pursuant to the Securities Exchange Act of 1934, as amended, and the Delaware General Corporation Law.

     The board of directors fixed April 2, 2002 as the record date for the determination of stockholders entitled to receive this information statement. As of April 2, 2002, there were 23,871,230 shares of Digital Angel Corporation common stock issued and outstanding and held of record by approximately 133 stockholders. This information statement is being sent on ______, 2002 to such holders of record. Pursuant to our certificate of incorporation, each share of Digital Angel Corporation common stock is entitled to one vote on all matters submitted to a vote of the stockholders.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 1, 2002 the number of shares of Digital Angel Corporation common stock beneficially owned by the two highest paid persons who are officers and directors of Digital Angel Corporation, by all directors and executive officers as a group, and by each person known by Digital Angel Corporation to own beneficially more than 10.0% of the outstanding Digital Angel Corporation common stock.

	April 1, 2002

	Number of	Percent of
Beneficial Owner(1)	Shares	Outstanding Shares
Applied Digital Solutions, Inc.
400 Royal Palm Way
Suite 410
Palm Beach, FL 33480	19,600,000(2)	82.1%

Digital Angel Share Trust
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890	19,600,000(3)	82.1%

Randolph K. Geissler
490 Villaume Avenue
South St. Paul, MN 55075	937,500(4)	3.8%

James P. Santelli
490 Villaume Avenue
South St. Paul, MN 55075	234,375(5)	1.0%

All directors and executive officers	2,203,125	8.4%

(1)	Unless otherwise indicated, each person has sole power to vote and dispose, or direct the disposition of, all shares of Digital Angel Corporation common stock beneficially owned, subject to applicable community property and similar laws.

(2)	Represents shares beneficially owned by Applied Digital Solutions, Inc. but held of record by the Digital Angel Share Trust pursuant to a March ______, 2002 Trust Agreement by and between Applied Digital Solutions and Wilmington Trust Company, as trustee.

(3)	Represents shares transferred by Applied Digital Solutions to the Trust pursuant to a March ______, 2002 Trust Agreement by and between Applied Digital Solutions and Wilmington Trust Company.

(4)	Includes immediately exercisable options to purchase 937,500 shares of Digital Angel Corporation common stock at $0.78 per share.

(5)	Includes immediately exercisable options to purchase 234,375 shares of Digital Angel Corporation common stock at $0.78 per share.

AMENDMENT TO CERTIFICATE OF INCORPORATION
OF DIGITAL ANGEL CORPORATION

Background

     On March 27, 2002, the board of directors of Digital Angel Corporation approved an amendment to Digital Angel Corporation’s certificate of incorporation, declared such amendment advisable and directed that the proposed amendment be submitted to Digital Angel Corporation’s stockholders for approval. The certificate amendment prohibits Digital Angel Corporation from taking any of the following actions without the approval of the holders of at least 66.6% of the issued and outstanding Digital Angel Corporation common stock:

•	filing an involuntary petition in bankruptcy on behalf of Digital Angel Corporation;

•	consenting to the filing of any involuntary petition in bankruptcy against Digital Angel Corporation;

•	filing any petition seeking, or consenting to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or insolvency, on behalf of Digital Angel Corporation;

•	consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Digital Angel Corporation or a substantial part of the property of Digital Angel Corporation;

•	making any assignment for the benefit of creditors on behalf of Digital Angel Corporation;

•	admitting in writing the inability of Digital Angel Corporation to pay its debts as they come due; or

•	taking any action by Digital Angel Corporation in furtherance of any of the foregoing actions if, at the time Digital Angel Corporation seeks to take any of the foregoing actions, Applied Digital Solutions, beneficial owner of 82.1% of the issued and outstanding Digital Angel Corporation common stock, has taken any of the foregoing actions with respect to itself or any of its direct or indirect subsidiaries or Applied Digital Solutions is in default under or with respect to any obligation for borrowed money, including, but not limited to, Applied Digital Solutions’ credit agreement with IBM Credit Corporation, regardless of whether such default has been declared.

     The certificate amendment also requires the approval of the holders of 66.6% of the issued and outstanding Digital Angel Corporation common stock prior to issuance of additional shares of Digital Angel Corporation common stock (or securities of any direct or indirect subsidiary of Digital Angel Corporation), including options or warrants to purchase shares of Digital Angel Corporation common stock, for non-cash consideration or for a price less than the average of the daily market price of the Digital Angel Corporation common stock during the 10 consecutive trading days before the date of purchase.

     The certificate amendment will not be submitted to a vote of stockholders. Under Section 228 of the Delaware General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting provided that a consent, in writing, setting forth the action so taken is signed by stockholders having at least the minimum number of votes that would be necessary to authorize such action at a meeting. Under Delaware law, a vote of the majority of the issued and outstanding shares of Digital Angel common stock was required to approve the certificate amendment. On April 2, 2002, the Digital Angel Share Trust, the record owner of 82.1% of the issued and outstanding shares of Digital Angel Corporation common stock, approved the certificate amendment by written consent pursuant to section 228(a) of the Delaware General Corporation Law and authorized Digital Angel Corporation’s board of directors to take all actions necessary to cause the certificate amendment to be filed with the Office of the Secretary of State of the State of Delaware. Delaware law requires us to notify each stockholder who has not consented to the action in writing and who, if the action had been taken at a meeting, would have been entitled to vote at the meeting of the action taken by written consent. This information statement is intended to serve as the notice required by Delaware law.

Reasons for the Certificate Amendment

     On March 27, 2002, we completed a merger that resulted in our acquisition of Digital Angel Technology Corporation, Timely Technology Corp. and an 85.0% interest in Signature Industries Limited. The merger agreement required that the stock of these three companies and the assets of Digital Angel Technology Corporation, all of which were pledged by Applied Digital Solutions as security for substantial indebtedness to IBM Credit Corporation, be delivered to us at the closing of the merger free and clear of all liens, security interests and mortgages. As part of a major restructuring of its lending relationship with Applied Digital Solutions and as one of the conditions to releasing its security interest in the stock of these transferred companies and the assets of Digital Angel Technology Corporation, IBM Credit Corporation required the certificate amendment.

     Under Delaware law, the certificate amendment was required to be approved by our board of directors as a prerequisite to the ability of the Digital Angel Share Trust, as majority stockholder, to consent to the certificate amendment without a meeting of stockholders. In approving the proposed certificate amendment, which is being acted upon by the Digital Angel Share Trust, the board of directors determined that the benefits to Digital Angel Corporation of the merger, which could not have occurred without the consent of IBM Credit Corporation and the release of its security interests, substantially outweighed the restrictions being imposed by IBM Credit Corporation as a condition of giving its consent to the merger and releasing its security interests.

Interests of Certain Persons in the Certificate Amendment

     The interests of the Digital Angel Share Trust and Applied Digital Solutions may be deemed to be in addition to the interests of Digital Angel Corporation and its stockholders. Digital Angel Corporation’s board of directors was aware of these interests and considered them in unanimously approving the certificate amendment.

     The Digital Angel Share Trust

     The Digital Angel Share Trust was established to own all shares of Digital Angel Corporation common stock owned by Applied Digital Solutions following the merger as a condition of IBM Credit Corporation’s consent to the merger and the release of its security interest in the stock of the transferred companies and the assets of Digital Angel Technology Corporation. The Digital Angel Share Trust currently owns approximately 82.1% of Digital Angel Corporation’s outstanding common stock. As a result, the certificate amendment will prevent Digital Angel Corporation from taking any of the actions described in the certificate amendment without the approval of the Digital Angel Share Trust for as long as the Digital Angel Share Trust owns at least two-thirds of the issued and outstanding shares of Digital Angel Corporation common stock. In connection with obtaining IBM Credit Corporation’s consent to the merger and the release of its security interest on the stock of the transferred companies and the assets of Digital Angel Technology Corporation, IBM Credit Corporation also required that we amend our bylaws to provide for the same restrictions as provided for in the certificate amendment. The bylaws provision, which was enacted by our board of directors upon consummation of the merger, contains a provision that, until such time as the certificate amendment becomes effective, the bylaws provision can not be amended without the consent of holders of at least 66.6% of the issued and outstanding common stock of Digital Angel Corporation. As a result, the bylaws amendment has substantially the same effect as the certificate amendment and the certificate amendment provides for changes to the certificate of incorporation that conform to provisions currently in Digital Angel Corporation’s bylaws.

     As a result of the certificate amendment, under the circumstances enumerated above, the Digital Angel Share Trust can restrict Digital Angel Corporation’s ability to take certain actions absent prior approval of the Digital Angel Share Trust. This could result in Digital Angel Corporation being unable to take certain actions notwithstanding the conclusion of our board of directors that such actions are in the best interests of Digital Angel Corporation stockholders. These actions include filing for or consenting to bankruptcy, or the issuance of additional stock options or shares of common stock for any purpose, including as consideration for acquisitions or incentives to employees. These restrictions will remain in effect even after such time, if any, as the Digital Angel Share Trust ceases to own an excess of two-thirds of the issued and outstanding shares of Digital Angel Corporation common stock. This means that we will be required to obtain the consent of stockholders to any of the restricted actions regardless of the amount of ownership, if any, by the Digital Angel Share Trust of our shares of common stock.

     Applied Digital Solutions

     Prior to the merger, Applied Digital Solutions, an affiliate, owned approximately 16.6% of our issued and outstanding common stock. Following the merger, Applied Digital Solutions is the beneficial owner of 82.1% of our issued and outstanding common stock, all of which has been transferred to the Digital Angel Share Trust in connection with and in satisfaction of a condition to a major restructuring of Applied Digital Solutions’ indebtedness to IBM Credit Corporation. The certificate amendment also was a condition of the restructuring of Applied Digital Solutions’ indebtedness to IBM Credit Corporation.

Dissenters Rights of Appraisal

     The right to judicial appraisal of your Digital Angel Corporation shares is not available under Delaware law.

FORWARD-LOOKING STATEMENTS

     This information statement contains “forward-looking statements,” which represent Digital Angel Corporation’s expectations or beliefs, including, but not limited to, statements concerning industry performance and Digital Angel Corporation’s results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology.

     Any statements contained in this information statement that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond Digital Angel Corporation’s control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond Digital Angel Corporation’s control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this information statement. Digital Angel Corporation does not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

WHERE YOU CAN FIND MORE INFORMATION

     Digital Angel Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to which Digital Angel Corporation files reports and other information with the SEC. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including Digital Angel Corporation, that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

     All information concerning Digital Angel Corporation contained in this information statement has been furnished by Digital Angel Corporation. No person is authorized to make any representation with respect to the matters described in this information statement other than those contained in this information statement and if given or made must not be relied upon as having been authorized by Digital Angel Corporation or any other person.

     Digital Angel Corporation has not authorized anyone to give any information or make any representation about the merger or our company that is different from, or in addition to, that contained in this information statement. Therefore, if anyone gives you such information, you should not rely on it. This information statement is dated April ______, 2002. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.